UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_______________

Date of report (Date of earliest event reported): February 22, 2013

ARAMARK CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-04762	95-2051630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania		19107
(Address of Principal Executive Offices)		Zip Code

Registrant's telephone, including area code: 215-238-3000
N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On February 21, 2013, ARAMARK Corporation (the “Company”) received the requisite consents and lender commitments to complete the previously announced proposed amendments (the “Credit Agreement Amendments”) to its Amended and Restated Credit Agreement dated as of March 26, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Among other things, the Credit Agreement Amendments provide for $1,400 million in the aggregate of new term loans with a maturity date expected to be on or around September 7, 2019. The Credit Agreement Amendments also provide for the extension, from January 26, 2015 to January 26, 2017, of the maturity of $500 million in revolving lender commitments of the existing $550 million revolving credit facility under the Credit Agreement. The maturity date of the extended revolving credit facilities would accelerate to April 26, 2016 if term loans under the Credit Agreement that are due in July 26, 2016 remain outstanding on April 26, 2016. The Credit Agreement Amendments also provide for an increase in the maximum senior secured leverage ratio to reflect the additional secured indebtedness associated with the new term loan borrowings and to provide certain additional flexibility with respect to the restricted payments covenant. The Credit Agreement Amendments also increase the applicable margins for the Company's existing term loans and the fee rates on extended maturity letter of credit deposits. The effectiveness of the Credit Agreement Amendments and the borrowing of the new term loans thereunder are subject to customary closing conditions, including delivery of legal opinions and closing certificates. Subject to the satisfaction of those conditions, the Company expects the effectiveness of the Credit Agreement Amendments and the new term loan borrowings to occur on or around March 7, 2013.
On February 22, 2013, the Company priced an offering of $1,000 million aggregate principal amount of 5.75% senior notes due 2020. The senior notes will be issued at par. The senior notes are being offered only to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. This Current Report is not an offer to sell or buy any securities. The senior notes are expected to be issued on or around March 7, 2013.
The Company intends to use the proceeds of the senior notes offering, together with the proceeds of borrowings under the new term loans pursuant to the Credit Agreement Amendments, to finance the previously announced tender offers for the existing senior notes of the Company and ARAMARK Holdings Corporation (the “Tender Offers”). The completion of the offering of the senior notes and the effectiveness of the Credit Agreement Amendments (including the borrowing of the new term loans thereunder) will satisfy the financing condition to each of the Tender Offers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: February 22, 2013	By: /s/ L. Frederick Sutherland

Name:	L. Frederick Sutherland

Title:	Executive Vice President and
Chief Financial Officer